Exhibit 99.1
Talen Energy Reports Third Quarter 2024 Results, Raises and Narrows 2024 Guidance and Reaffirms 2025 Guidance
Earnings Release Highlights
▪GAAP Net Income (Loss) Attributable to Stockholders of $168 million for the third quarter 2024 and $916 million year-to-date.
▪Adjusted EBITDA of $230 million and Adjusted Free Cash Flow of $97 million for the third quarter 2024; year-to-date Adjusted EBITDA of $606 million and Adjusted Free Cash Flow of $262 million.
▪Raising and narrowing 2024 guidance ranges: Adjusted EBITDA of $750 to $780 million and Adjusted Free Cash Flow of $265 to $285 million. Reaffirming 2025 guidance ranges: Adjusted EBITDA of $925 to $1,175 million and Adjusted Free Cash Flow of $395 to $595 million.
▪Became the 100% owner of the Nautilus JV by completing the strategic purchase of TeraWulf’s remaining equity interest in Nautilus.
▪Repurchased approximately 2.6 million shares of stock at an average price of $117.64 per share during the third quarter 2024.
▪Added to five equity indices, driving substantial passive stock demand.
HOUSTON, November 14, 2024 – Talen Energy Corporation (“Talen,” the “Company,” “we,” or “our”) (NASDAQ: TLN), an independent power producer dedicated to powering the future, today reported its third quarter 2024 financial and operating results.
“Market and regulatory events over the last few months have further underscored how critical existing generation is to serving demand growth, largely driven by electrification and data centers, and to supporting grid reliability. Our fleet continued to run well this quarter, which is reflected in our year-to-date results. We are raising and narrowing our 2024 guidance ranges and reaffirming guidance for 2025,” said Talen President and Chief Executive Officer Mac McFarland.
“Progress at the AWS data center campus is accelerating, with our acquisition of TeraWulf’s minority share of the Nautilus JV, enabling the campus to access power more quickly and easily. We are obviously disappointed with the FERC’s recent decision on the Susquehanna ISA. That said, we are moving forward with AWS on commercial solutions,” McFarland continued. “We continue to execute on our share repurchase program, which has a remaining capacity of $1.2 billion.”

Summary of Financial and Operating Results (Unaudited)

(Millions of Dollars Unless Otherwise Stated)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024
GAAP Net Income (Loss) Attributable to Stockholders	$168	$(77)	$916
Adjusted EBITDA	230	224	606
Adjusted Free Cash Flow	97	146	262
Total Generation (TWh) (a)	10.8	10.9	27.1
Carbon-Free Generation	43%	44%	49%
OSHA TRIR (b)	0.4	1.1	0.3
Fleet EFOF (c)	3.1%	5.0%	2.4%
__________________
(a)Aggregate generation is net of station use consumption, where applicable, and includes volumes produced by Susquehanna in support of Nautilus operations.
(b)OSHA Total Recordable Incident Rate (“OSHA TRIR”) is the number of recordable incidents x 200,000 / total number of manhours worked. Only includes Talen-operated generation facilities (i.e., excludes Conemaugh and Keystone).
(c)Fleet Equivalent Forced Outage Factor (“Fleet EFOF”) is the percentage of a given period in which a generating unit is not available due to forced outages and forced de-rates. Represents all generation facilities, including our portion of partially-owned facilities.
For the third quarter 2024, Talen reported GAAP Net Income (Loss) Attributable to Stockholders of $168 million, Adjusted EBITDA of $230 million and Adjusted Free Cash Flow of $97 million.
Compared to the same quarter last year, GAAP Net Income (Loss) Attributable to Stockholders was $245 million higher, primarily driven by (i) higher recognized unrealized hedge gains due to lower forward prices as of September 30, 2024, compared to the same period last year, and (ii) an increase in the net gain of the nuclear facility decommissioning trust from stronger investment returns due to improved equity markets and declining interest rates.
Compared to the same quarter last year, Adjusted EBITDA was $6 million higher primarily due to strong PJM generation fleet performance driven by improved spark spreads and accrued Nuclear PTC revenue, despite the absence of earnings from the ERCOT generation portfolio that was sold in March 2024.
Adjusted Free Cash Flow, which was $49 million lower compared to the same quarter last year, included higher pension plan contributions and accelerated nuclear fuel purchases.
Additionally, for the third quarter 2024, Talen’s fleet continued to run reliably and safely, with a Fleet EFOF of 3.1% and an OSHA TRIR of 0.4. Total generation was 10.8 TWh, with 43% contributed from carbon-free nuclear generation at our Susquehanna nuclear facility.
Given the impacts of fresh start accounting and the implementation of the plan of reorganization in the second quarter 2023, our financial position and results of operations for year-to-date 2024 are not comparable to our financial position or results of operations for year-to-date 2023.
Raising and Narrowing 2024 Guidance; Reaffirming 2025 Guidance

(Millions of Dollars)	Range
2024E Adjusted EBITDA	$750 – $780
2024E Adjusted Free Cash Flow	$265 – $285

(Millions of Dollars)	Range
2025E Adjusted EBITDA	$925 – $1,175
2025E Adjusted Free Cash Flow	$395 – $595
Talen is raising and narrowing the 2024 guidance ranges and reaffirming the 2025 guidance ranges.

Update on Share Repurchase Program
Since the start of 2024, Talen has repurchased approximately 14% of its outstanding shares for a total of $952 million, with $1.2 billion of remaining repurchase capacity through year-end 2026. All share repurchase amounts are excluding transaction costs.
During the third quarter 2024, we repurchased approximately 2.6 million shares of stock at an average price of $117.64 per share. These repurchases included shares purchased from our largest shareholder.
Index Inclusion
After uplisting to the NASDAQ Global Select Market and based on their respective methodologies, Talen became eligible to join several equity indices, which could drive substantial institutional and passive stock demand. During the third quarter 2024, Talen was added to the S&P Total Market Index, S&P Completion Index, CRSP Total Market Index, and CRSP Small Cap Index. These additions led to passive index funds acquiring more than six million shares of Talen common stock.
On November 6, 2024, MSCI announced Talen will be added to the MSCI USA Small Cap Index, effective after market close on November 25, 2024. Talen may qualify for additional value, growth, and / or sector-related indices, leading to further demand for our shares.
Balance Sheet and Liquidity
Talen is focused on maintaining net leverage below our target of 3.5x net debt-to-Adjusted EBITDA, along with ample liquidity. As of November 8, 2024, Talen had total available liquidity of approximately $1.3 billion, comprised of $557 million of unrestricted cash and $700 million of available capacity under its revolving credit facility. Talen’s current net leverage ratio, utilizing the midpoint of 2024 Adjusted EBITDA guidance and net debt balance as of November 8, 2024, is approximately 2.1x.
Update on Hedging Activities
As of September 30, 2024, including the impact of the Nuclear PTC, Talen had hedged approximately 100% of its expected generation volumes for the balance of 2024, 64% for 2025 and 18% for 2026. The Company’s hedging program is a key component of its comprehensive fiscal policy and supports the objective of increasing cash flow stability while maintaining upside optionality.
Earnings Call
The Company will hold an earnings call on Thursday, November 14, 2024, at 10:00 a.m. EST (9:00 a.m. CST). To listen to the earnings call, please register in advance for the webcast here. For participants joining the call via phone, please register here prior to the start time to receive dial-in information. For those unable to participate in the live event, a digital replay of the earnings call will be archived for approximately one year and available on Talen's Investor Relations website at https://ir.talenenergy.com/news-events/events.
About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.
Investor Relations:
Ellen Liu
Senior Director, Investor Relations
InvestorRelations@talenenergy.com

Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com
Forward Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources and accounting matters. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations, and are subject to numerous factors that present considerable risks and uncertainties.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Successor				Predecessor
(Millions of Dollars, except share data)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	May 18 through September 30, 2023	January 1 through May 17, 2023
Capacity revenues	$50	$44	$141	$70	$108
Energy and other revenues	505	600	1,444	788	1,042
Unrealized gain (loss) on derivative instruments	95	(128)	63	(41)	60
Operating Revenues	650	516	1,648	817	1,210

Fuel and energy purchases	(222)	(253)	(535)	(310)	(176)
Nuclear fuel amortization	(30)	(47)	(93)	(72)	(33)
Unrealized gain (loss) on derivative instruments	7	44	(5)	(2)	(123)
Energy Expenses	(245)	(256)	(633)	(384)	(332)

Operating Expenses
Operation, maintenance and development	(127)	(140)	(445)	(209)	(285)
General and administrative	(38)	(37)	(121)	(55)	(51)
Depreciation, amortization and accretion	(75)	(66)	(225)	(94)	(200)
Impairments	—	(2)	—	(2)	(381)
Other operating income (expense), net	(7)	(8)	(14)	(11)	(37)
Operating Income (Loss)	158	7	210	62	(76)
Nuclear decommissioning trust funds gain (loss), net	67	(24)	169	15	57
Interest expense and other finance charges	(66)	(68)	(187)	(101)	(163)
Reorganization income (expense), net	—	—	—	—	799
Gain (loss) on sale of assets, net	—	—	885	—	50
Other non-operating income (expense), net	20	(7)	60	(18)	10
Income (Loss) Before Income Taxes	179	(92)	1,137	(42)	677
Income tax benefit (expense)	(11)	16	(192)	(3)	(212)
Net Income (Loss)	168	(76)	945	(45)	465
Less: Net income (loss) attributable to noncontrolling interest	—	1	29	3	(14)
Net Income (Loss) Attributable to Stockholders (Successor) / Member (Predecessor)	$168	$(77)	$916	$(48)	$479
Per Common Share (Successor)
Net Income (Loss) Attributable to Stockholders - Basic	$3.30	$(1.30)	$16.44	$(0.81)	N/A
Net Income (Loss) Attributable to Stockholders - Diluted	3.16	(1.30)	15.86	(0.81)	N/A
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	50,924	59,029	55,703	59,029	N/A
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	53,169	59,029	57,756	59,029	N/A

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	Successor
(Millions of Dollars, except share data)	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$648	$400
Restricted cash and cash equivalents	484	501
Accounts receivable	97	137
Inventory, net	297	375
Derivative instruments	50	89
Other current assets	97	52
Total current assets	1,673	1,554
Property, plant and equipment, net	3,228	3,839
Nuclear decommissioning trust funds	1,737	1,575
Derivative instruments	22	6
Other noncurrent assets	188	147
Total Assets	$6,848	$7,121

Liabilities and Equity
Long-term debt, due within one year	$9	$9
Accrued interest	54	32
Accounts payable and other accrued liabilities	210	344
Derivative instruments	6	32
Other current liabilities	129	69
Total current liabilities	408	486
Long-term debt	2,616	2,811
Derivative instruments	4	11
Postretirement benefit obligations	318	368
Asset retirement obligations and accrued environmental costs	475	469
Deferred income taxes	452	407
Other noncurrent liabilities	130	35
Total Liabilities	$4,403	$4,587
Commitments and Contingencies

Stockholders' Equity
Common stock ($0.001 par value 350,000,000 shares authorized) (a) (b)	$—	$—
Additional paid-in capital	1,980	2,346
Accumulated retained earnings (deficit)	412	134
Accumulated other comprehensive income (loss)	(5)	(23)
Total Stockholders' Equity	2,387	2,457
Noncontrolling interests	58	77
Total Equity	2,445	2,534
Total Liabilities and Equity	$6,848	$7,121
__________________
(a)As of September 30, 2024 (Successor): 50,855,417 shares issued and outstanding.
(b)As of December 31, 2023 (Successor): 59,028,843 shares issued and outstanding.

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Successor		Predecessor
(Millions of Dollars)	Nine Months Ended September 30, 2024	May 18 through September 30, 2023	January 1 through May 17, 2023
Operating Activities
Net income (loss)	$945	$(45)	$465
Non-cash reconciliation adjustments:
Unrealized (gains) losses on derivative instruments	(59)	49	65
(Gain) loss on Cumulus Data Campus Sale and ERCOT Sale	(886)	—	—
(Gain) loss on sales of assets, net	—	—	(50)
Nuclear fuel amortization	93	71	33
Depreciation, amortization and accretion	216	89	208
Impairments	—	2	381
NDT funds (gain) loss, net (excluding interest and fees)	(135)	1	(43)
Deferred income taxes	39	(4)	195
Reorganization (income) expense, net	—	—	(933)
Other	(58)	23	7
Changes in assets and liabilities:
Accounts receivable, net	41	(23)	261
Inventory, net	73	9	10
Other assets	28	45	98
Accounts payable and accrued liabilities	(115)	(89)	(69)
Accrued interest	22	65	(124)
Other liabilities	42	(13)	(42)
Net cash provided by (used in) operating activities	246	180	462
Investing Activities
Property, plant and equipment expenditures	(58)	(60)	(138)
Nuclear fuel expenditures	(89)	(43)	(49)
NDT funds investment sale proceeds	1,646	768	949
NDT funds investment purchases	(1,670)	(780)	(959)
Equity investments in affiliates	(6)	(3)	(8)
Proceeds from Cumulus Data Campus Sale and ERCOT Sale	1,398	—	—
Proceeds from the sale of assets	1	—	46
Other investing activities	3	10	2
Net cash provided by (used in) investing activities	1,225	(108)	(157)

TALEN ENERGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Successor		Predecessor
(Millions of Dollars)	Nine Months Ended September 30, 2024	May 18 through September 30, 2023	January 1 through May 17, 2023
Financing Activities
Contributions from member	—	—	1,393
Financing proceeds at Emergence, net of discount	—	—	2,219
Repayment of Prepetition Secured Indebtedness	—	—	(3,898)
Payment of make-whole premiums on Prepetition Secured Indebtedness	—	—	(152)
TLB proceeds, net	—	289	—
LMBE-MC TLB payments	—	(294)	(7)
Cumulus Digital TLF repayment	(182)	—	—
Share repurchases	(956)	—	—
Repurchase of noncontrolling interest	(39)	(19)	—
Cash settlement of restricted stock units	(31)	—	—
Deferred finance costs	—	(4)	(74)
Repurchase of warrants	—	(40)	—
Derivatives with financing elements	—	—	(20)
Other	(32)	6	—
Net cash provided by (used in) financing activities	(1,240)	(62)	(539)
Net Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash and Cash Equivalents	231	10	(234)
Beginning of period cash and cash equivalents and restricted cash and cash equivalents	901	754	988
End of period cash and cash equivalents and restricted cash and cash equivalents	$1,132	$764	$754

Non-GAAP Financial Measures
We include Adjusted EBITDA and Adjusted Free Cash flow, which the Company uses as measures of its performance and are not financial measures prepared under GAAP, in these materials. Non-GAAP financial measures do not have definitions under GAAP and may be defined and calculated differently by, and not be comparable to, similarly titled measures used by other companies. Non-GAAP measures are not intended to replace the most comparable GAAP measures as indicators of performance. Generally, non-GAAP financial measures are numerical measures of financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Management cautions readers of these materials not to place undue reliance on these non-GAAP financial measures, but to also consider them along with their most directly comparable GAAP financial measures. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.
Adjusted EBITDA
We use Adjusted EBITDA to: (i) assist in comparing operating performance and readily view operating trends on a consistent basis from period to period without certain items that may distort financial results; (ii) plan and forecast overall expectations and evaluate actual results against such expectations; (iii) communicate with our Board of Directors, shareholders, creditors, analysts, and the broader financial community concerning our financial performance; (iv) set performance metrics for the Company’s annual short-term incentive compensation; and (v) assess compliance with our indebtedness.
Adjusted EBITDA is computed as net income (loss) adjusted, among other things, for certain: (i) nonrecurring charges; (ii) non-recurring gains; (iii) non-cash and other items; (iv) unusual market events; (v) any depreciation, amortization, or accretion; (vi) mark-to-market gains or losses; (vii) gains and losses on the nuclear facility decommissioning trust (“NDT”); (viii) gains and losses on asset sales, dispositions, and asset retirement; (ix) impairments, obsolescence, and net realizable value charges; (x) interest expense; (xi) income taxes; (xii) legal settlements, liquidated damages, and contractual terminations; (xiii) development expenses; (xiv) noncontrolling interests; and (xv) other adjustments. Such adjustments are computed consistently with the provisions of our indebtedness to the extent that they can be derived from the financial records of the business. Pursuant to TES’s debt agreements, Cumulus Digital contributes to Adjusted EBITDA beginning in the first quarter 2024, following termination of the Cumulus Digital credit facility and associated cash flow sweep.
Additionally, we believe investors commonly adjust net income (loss) information to eliminate the effect of nonrecurring restructuring expenses, and other non-cash charges, which vary widely from company to company and from period to period and impair comparability. We believe Adjusted EBITDA is useful to investors and other users of the financial statements to evaluate our operating performance because it provides an additional tool to compare business performance across companies and between periods. Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to such items described above. These adjustments can vary substantially from company to company and period to period depending upon accounting policies, book value of assets, capital structure and the method by which assets were acquired.
Adjusted Free Cash Flow
Adjusted Free Cash Flow, a key non-GAAP financial measure, is a useful metric utilized by our chief operating decision makers to evaluate cash flow activities. Adjusted Free Cash Flow is computed as Adjusted EBITDA reduced by capital expenditures (including nuclear fuel but excluding development, growth and (or) conversion capital expenditures), cash payments for interest and finance charges, cash payments for taxes (excluding income taxes paid from the NDT), and pension contributions.
We believe Adjusted Free Cash Flow is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to determine a company’s ability to meet future obligations and to compare business performance across companies and across periods. Adjusted Free Cash Flow is widely used by investors to measure a company’s levered cash flow without regard to items such as ARO settlements; nonrecurring development, growth and conversion expenditures; and cash proceeds or payments for the sale or purchase of assets, which can vary substantially from company to company and from period to period depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired.

Please see below for reconciliations of Adjusted EBITDA and Adjusted Free Cash Flow to “Net Income (Loss),” the most comparable GAAP financial measure. Adjusted EBITDA and Adjusted Free Cash Flow are not intended to replace “Net Income (Loss),” a measure calculated and presented in accordance with GAAP.
Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation
The reconciliations from “Net Income (Loss)” presented on the Consolidated Statements of Operations to Adjusted EBITDA and Adjusted Free Cash Flow for the periods were:

	Successor				Predecessor
(Millions of Dollars)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	May 18 through September 30, 2023	January 1 through May 17, 2023
Net Income (Loss)	$168	$(76)	$945	$(45)	$465
Adjustments
Interest expense and other finance charges	66	68	187	101	163
Income tax (benefit) expense	11	(16)	192	3	212
Depreciation, amortization and accretion	75	66	225	94	200
Nuclear fuel amortization	30	47	93	72	33
Reorganization (gain) loss, net (a)	—	—	—	—	(799)
Unrealized (gain) loss on commodity derivative contracts	(102)	84	(58)	43	63
Nuclear decommissioning trust funds (gain) loss, net	(67)	24	(169)	(15)	(57)
Stock-based compensation expense	8	9	24	11	—
Long-term incentive compensation expense	3	—	19	—	—
(Gain) loss on asset sales, net (b)	—	—	(885)	—	(50)
Non-cash impairments (c)	—	2	—	2	381
Operational and other restructuring activities	40	4	61	30	17
Development expenses	1	5	1	7	10
Non-cash inventory net realizable value, obsolescence, and other charges (d)	2	(2)	5	1	56
Noncontrolling interest	(3)	(14)	(21)	(22)	(14)
Other	(2)	23	(13)	21	15
Total Adjusted EBITDA	$230	$224	$606	$303	$695

Capital expenditures, net	(55)	(48)	(135)	(71)	(96)
Interest and finance charge payments	(36)	(27)	(161)	(36)	(173)
Tax payments	(1)	(2)	(3)	(3)	(5)
Pension contributions	(41)	(1)	(45)	(2)	(3)
Total Adjusted Free Cash Flow	$97	$146	$262	$191	$418
_______________
(a)See Note 2 in Notes to the Q3 2024 Financial Statements for additional information.
(b)See Note 17 in Notes to the Q3 2024 Financial Statements for additional information.
(c)See Note 8 in Notes to the Q3 2024 Financial Statements for additional information.
(d)See Note 6 in Notes to the Q3 2024 Financial Statements for additional information.

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation: 2024 Guidance

	2024E
(Millions of dollars)	Low	High
Net Income (Loss)	$735	$765

Adjustments
Interest expense and other finance charges	240	240
Income tax (benefit) expense	190	190
Depreciation, amortization and accretion	300	300
Nuclear fuel amortization	120	120
Unrealized (gain) loss on commodity derivative contracts	60	60
(Gain) loss on sale of assets	(885)	(885)
Other	(10)	(10)
Adjusted EBITDA	$750	$780

Capital expenditures, net	$(185)	$(190)
Interest and finance charge payments	(240)	(240)
Tax payments (a)	(5)	(5)
Pension contributions	(55)	(60)
Adjusted Free Cash Flow	$265	$285
_______________
Note: Figures include January - April contribution from the ERCOT generation fleet and are rounded to the nearest $5mm.
(a)    Excludes income taxes paid from the NDT.

Adjusted EBITDA / Adjusted Free Cash Flow Reconciliation: 2025 Guidance

	2025E
(Millions of dollars)	Low	High
Net Income (Loss)	$190	$410

Adjustments
Interest expense and other finance charges	215	225
Income tax (benefit) expense	90	110
Depreciation, amortization and accretion	295	295
Nuclear fuel amortization	105	105
Unrealized (gain) loss on commodity derivative contracts	30	30
Adjusted EBITDA	$925	$1,175

Capital expenditures, net	$(195)	$(205)
Interest and finance charge payments	(215)	(225)
Tax payments (a)	(65)	(85)
Pension contributions	(55)	(65)
Adjusted Free Cash Flow	$395	$595
_______________
Note: Figures are rounded to the nearest $5mm.
(a)    Excludes income taxes paid from the NDT.